                                                                    EXHIBIT 24.1

                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that KINNARD INVESTMENTS, INC., a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints William F. Farley and George F. Stroebel and each of them (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on it/his/her behalf and in its/his/her name, place and stead, in any and all capacities to sign, execute, affix its/his/her seal thereto and file a Registration Statement on Form S-4 or any other applicable form under the Securities Act of 1933 and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating to the proposed registration of up to 2,000,000 shares of the Company's Common Stock, par value $.02 per share, to be issued to shareholders of MI Acquisition Corporation.

     There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he/she or itself/himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

     KINNARD INVESTMENTS INC. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer on the 22nd day of June, 1999.

                              KINNARD INVESTMENTS, INC.



                              By:  /s/ William F. Farley, II
                                 ---------------------------------------
                                   William F. Farley, II
                                   Chairman and Chief Executive Officer

     The undersigned directors of KINNARD INVESTMENTS, INC. have executed this Power of Attorney as of the 22nd day of June, 1999.


/s/ William F. Farley, II               /s/ Andrew J. O'Connell
-----------------------------           --------------------------
William F. Farley, II                   Andrew J. O'Connell


/s/ Robert S. Spong                     /s/ Ronald A. Erickson
-----------------------------           --------------------------
Robert S. Spong                         Ronald A. Erickson


/s/ John J. Fauth                       /s/ Stephen H. Fischer
-----------------------------           --------------------------
John J. Fauth                           Stephen H. Fischer


/s/ John H. Grunewald                   /s/ Robert D. Potts
-----------------------------           --------------------------
John H. Grunewald                       Robert D. Potts


                                     DIRECTORS